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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to the 87,814 shares of Class A Common Stock of The Reynolds and Reynolds Company on Form S-3 of our report dated November 17, 1998 appearing in the Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Dayton, Ohio
February 12, 1999